SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 OR 15(d) of
                           The Securities Act of 1934





Date of Report (Date of earliest event reported)  May 31, 1996

Commission File No.   0-27958

                              FLANDERS CORPORATION


       North Carolina                0-27958                 13-3368271
 -------------------------     ----------------------   ----------------------
 (State of incorporation.)     Commission File Number      (IRS Employer
                                                        Identification Number)

                            531 Flanders Filters Road
                        Washington, North Carolina 27889
          -------------------------------------------------------------
          (Address, including zip code, of principal executive offices)

         Registrant's telephone number, including area code: (919) 946-8081

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 1996, Flanders Corporation (the "Company") completed the acquisition of all of the outstanding capital stock of Charcoal Service Corporation, a North Carolina Corporation ("CSC"), along with certain land and buildings formerly owned by the shareholders of CSC, pursuant to a stock purchase agreement dated March 22, 1996, as amended. The acquisition was effective as of June 1, 1996.

The purchase price for CSC was U.S.$4,435,690, subject to a post-closing purchase price adjustment (the "Purchase Price"). The Purchase Price was paid by delivery of $4,435,690 in cash. The acquisition by the Company of CSC has been accounted for by the Company as a purchase.

CSC is a highly focused company specializing in "containment" air filtration systems and services. Containment systems are high quality, high efficiency systems used to filter and contain dangerous particulate and/or gaseous contaminants. CSC designs, manufactures, tests and installs custom and off-the-shelf containment filtration systems, frequently as a single-source supplier. As a single source supplier, CSC is responsible for each compoment in the system and can therefore guarantee a reliable, efficient system. CSC also refills or replaces spent media both on site and at its main facility, where appropriate. CSC's offices are located at its 44,282 square foot manufacturing facility in Bath, North Carolina.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business acquired:

            The Finaicial Statements will be provided within 60 days of filing this Form 8-K.

        (b) Pro Forma Financial Information:

            The pro forma financial statements will be provided within 60 days of filing this Form 8-K.

        (c) Exhibits

            Exhibit 2.1 Stock Purchase Agreement dated March 22, 1996, by and between Flanders Corporation and the Shareholders of Charcoal Service Corporation.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



      FLANDERS CORPORATION


      By:  /s/ Steven K. Clark
           --------------------

      Its: Vice President Finance/Chief Financial Officer and Director